EXHIBIT 11

               DONALDSON, LUFKIN & JENRETTE, INC. & SUBSIDIARIES

                       Computation of Earnings Per Share
                   (In thousands, except per share amounts)






                                                            Three Months Ended
                                                                   March 31,

                                                              1996      1995
                                                              -----    -----
Weighted Average Common Shares:
   Average Common Shares Outstanding .......................  53,300    50,000
   Average Restricted Stock Units Outstanding ..............   5,179
   Average Common Shares Issuable Under Employee Benefit
     Plans .................................................   1,097

  Proforma average common shares upon issuance of
    Restricted Stock Units Under the Treasury
    Stock Method ...........                                   --        1,475
                                                             -------   -------

Weighted Average Common Shares Outstanding .................  59,576
                                                              ======
Proforma Weighted Average Common Shares Outstanding ........            51,475
                                                                       =======

Earnings:
         Net Income ........................................ $65,100   $37,500
         Less:  Preferred Stock Dividend Requirement .......   4,967     4,967
                                                             -------   -------

Earnings Applicable to Common Shares ....................... $60,133   $32,533
                                                             =======   =======


Earnings Per Common Share .................................. $  1.01
                                                             =======

  Proforma Earnings Per Common Share .......................           $  0.63
                                                                       =======




   Weighted average common shares outstanding are the same for both primary and fully diluted earnings per common share.








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